Exhibit 10.1

2007

Annual Incentive Plan

2007 Annual Incentive Plan

Table of Contents

Glossary of Terms	2

What is the Annual Incentive Plan (AIP)	3

How does the AIP support AGL Resources’ strategic goals and objectives	3

Who is eligible to participate	3

Who is not eligible to participate	4

What is the Performance Measurement Period	4

How does the AIP work	4

What are the Performance Measures	4
● Corporate Performance Goals	4
● Business Unit Performance Goals	5
● Individual Performance	6

How will the Corporate Performance Score, Business Unit Performance Score and Individual Performance Score be weighted?	7

What are the Target Awards?	8

How is the AIP Award calculated?	8
● Annual Rate	9
● AIP Award calculation examples	9

What is the timing for payment of AIP awards?	12

What about new hires during the Performance Measurement Period?	12

What about a change in status during the Performance Measurement Period?	13

What is the effect of the AIP award on other benefits?	13

Who administers the AIP?	14

Are awards under the AIP intended to qualify under Section 162(m)?	14

Does participation in the AIP create unemployment rights for participants?	14

By what law is the AIP governed?	14

What is the source of the funds required to pay benefits under the AIP?	14

Will taxes be withheld from awards?	14

Can the company amend or terminate the AIP?	14

2007 Annual Incentive Plan

Glossary of Terms

AIP	This Annual Incentive Plan.
Annual Rate
The rate of pay used to calculate individual AIP awards.

For exempt participants, Annual Rate is the earned base salary during the Performance Measurement Period.

For nonexempt participants, Annual Rate equals individual employee’s earned base rate plus total earned overtime, shift differential and other designated premiums paid during the Performance Measurement Period.

Award Weighting Factors	The weight assigned to each of the Performance Measures. The total weight of all Performance Measures equals 100%.
Business Unit	The designated arrangement of operations and offices providing a measure of similar business activity by market, location, etc.
Business Unit Performance Score	The score resulting from each Business Unit’s performance compared to the Business Unit’s performance goals.
Corporate Performance Score	The score that corresponds with the EPS goal achieved and certified for the Performance Measurement Period.
EPS
Earnings Per Share – Net income for the Performance Measurement Period divided by total shares outstanding (basic).  Net income is determined in accordance with generally accepted accounting principles (GAAP).  In certain instances, net income may be subject to the potential exclusion of certain one-time items.

Individual Performance Score	Participant’s Individual Performance Score based upon a combination of IPO and Success Factor ratings.
IPOs	Individual Performance Objectives or “what” is done.
Performance Measurement Period	The Performance Measurement Period for the current AIP is January 1, 2007 through December 31, 2007.
Performance Measures	Performance Measures are the criteria used to determine AIP awards. They include corporate and Business Unit performance goals and each participant’s Individual Performance Score.
Success Factors	Competencies demonstrated to achieve performance or “how” it is done.
Target Award
The potential amount of incentive compensation that each participant has the opportunity to earn if the Total AIP Performance Score is 100%.  A Target Award is expressed as a percentage of the participant’s Annual Rate.

Total AIP Performance Score
Represents the level of corporate, Business Unit and individual performance attained at the end of the Performance Measurement Period.  Corporate, Business Unit, and Individual Performance Scores each can range from 0% to 200%.

2007 Annual Incentive Plan

Q.           What is the Annual Incentive Plan (AIP)?

A.
The Annual Incentive Plan (AIP) is a key part of the Company’s total compensation program. It is intended to provide a meaningful opportunity to earn cash awards by working together to achieve the Company’s performance objectives.  The primary purposes are:

•	Ensuring total cash compensation levels are competitive;
•	Rewarding strong financial performance;
•	Aligning pay with performance;
•	Recognizing individual performance and differentiating rewards; and
•	Reinforcing how individual contributions support corporate success.

Q.          How does the AIP support AGL Resources’ strategic goals and objectives?

A.
The AIP is designed to align the interests of employees with those of the Company’s shareholders and customers as well as with the strategic objectives of the Company.  For 2007 our corporate goals are:

•	Focus on our core businesses and assets;
•	Grow all our businesses;
•	Leverage information systems and technology; and
•	Continue to invest in our employees as a competitive advantage

The AIP pays cash awards to eligible employees if established Performance Measures are met or exceeded during the Performance Measurement Period.  Performance Measures may include Corporate and/or Business Unit performance goals and Individual Performance Scores, which are based on each participant’s IPO and Success Factor ratings.

Q.           Who is eligible to participate?

A.           Employees are eligible to participate in the AIP if they satisfy all of the following conditions:
•	Employed as a full-time employee of AGL Resources or of one of the following subsidiaries or operating divisions:
▪	Atlanta Gas Light
▪	AGL Networks
▪	AGL Services
▪	Chattanooga Gas
▪	Elizabethtown Gas
▪	Elkton Gas
▪	Florida City Gas
▪	Jefferson Island Storage & Hub
▪	Virginia Natural Gas (VNG)
▪	Pivotal Energy
(Subsidiaries and operating divisions listed are based upon information available at the time of the writing of this document and may change do to mid-year unforeseen changes such as reorganization or acquisitions).
•	Employed on or before September 30, 2007; and
•
Considered active status when AIP award payments are distributed, or on an approved leave of absence when AIP award payments are distributed, or retired on or before the date AIP award payments are distributed.

Union employees are eligible to participate only if their applicable Collective Bargaining Agreement (CBA) provides for such participation.

2007 Annual Incentive Plan

Q.           Who is not eligible to participate?

A           Employees in any of the following categories are not eligible:
•	Seasonal, part-time, co-op, interns, and contract employees are not eligible to participate;
•	Employees who are eligible to participate in any other annual cash incentive plan are not eligible to participate;
•	Employees who are hired after September 30, 2007 are not eligible to participate;
•
Employees who resign or are discharged on or before the date any awards are paid are not eligible for payment of an award, unless otherwise provided by law (includes employees terminated under AGL Resources severance policy); or

•	Union employees whose CBA does not provide for such participation.

Q.           What is the Performance Measurement Period?

A.	The Performance Measurement Period for the current AIP is January 1, 2007 through December 31, 2007.

Q.           How does the AIP work?

A.
Corporate performance goals (earnings per share or EPS) are approved by the Policy Committee and the Compensation and Management Development Committee of the Board of Directors.  Performance Measures also include:

•	Business Unit performance goals, which are approved by the Policy Committee;
•	IPOs, which are established in discussions with each manager; and
•	Success Factors established for each participant’s position.

Awards are paid based upon performance against these preset goals as determined at the end of the Performance Measurement Period.  Additionally, payments are based upon each individual’s Annual Rate, Target Award percentage and Total Performance Score as discussed later in this document.

Q.	What are the Performance Measures?
Details are provided below for the Corporate, Business Unit and Individual levels of performance.

A.            Corporate Performance Goals

Corporate performance is measured against the EPS goal approved by the Board of Directors for the Performance Measurement Period and certified by them at the end of the Performance Measurement Period. For purposes of the AIP, the certified EPS will be will be used as the Corporate Performance Score in calculating payouts under the plan adjusted to reflect the effect of economic value created by the Company’s wholesale business unit, but not yet reflected in GAAP earnings reported for the year.  The EPS goal represents an aggressive goal intended to provide an incentive for participants to extend extraordinary efforts to match the expectations of our investors and customers.  At the end of the Performance Measurement Period (December 31, 2007), the Corporate Performance Score is expressed as a percentage and can range from 0% to 200%.

2007 Annual Incentive Plan

The following chart shows the approved corporate performance goals for the AIP and corresponding Corporate Performance Scores for the Performance Measurement Period (January 1, 2007 through December 31, 2007).

Earnings Per Share Goal*	Corporate Performance Score
$2.65 **	0%
$2.70	50%
$2.75	75%
$2.80	100%
$2.85	150%
$2.98	200%

* For the purposes of the 2007 AIP, net income and the resulting EPS will be adjusted to reflect the effect of economic value created by the Company’s wholesale business unit, but not yet reflected in GAAP earnings reported for the year.

**The Company must meet or surpass $2.65 EPS(the corporate financial performance threshold), for the year ending December 31, 2007  for any corporate or business unit payment to be made.  Corporate payouts between 0% and 50% will be interpolated for EPS results between $2.65 and $2.70.  Payout for IPO performance when EPS is below $2.65 will require Compensation Committee approval.

For EPS results falling between the levels noted above, the Corporate Performance Score will be interpolated on a straight-line basis. However, the Corporate Performance Score cannot exceed 200%.

In determining the Corporate Performance Score, the Compensation and Management Development Committee of the Company’s Board of Directors has the discretion to remove the effects of all or a portion of significant one-time items (whether positive or negative) from reported EPS.

Business Unit Performance Goals

Like the Company EPS goal, Business Unit goals are aggressive and intended to provide an incentive for participants to focus their efforts and perform at stretch levels as a team.  Business Units represent smaller divisions of AGL Resources that participants impact more directly through their day-to-day performance.

All AGL Resources operations and business locations have been assigned to a Business Unit for performance measurement under the AIP.  Business Units are divided into Operations and Services.  For the purpose of the 2007 AIP, Operations Business Units consist of:

•	Distribution Operations (Southern Operations and Mid-Atlantic Operations combined);
•	Pivotal Energy (Jefferson Island Storage & Hub and Business Development)
•	AGL Networks

For the purpose of the 2007 AIP, Services Business Units will be comprised of Corporate Operating Services (COP’s) and Distribution Operating Services (DOP’s).  Services Business Units will consist of the following:

•	Information Technology
•	Engineering Services & Supply Chain
•	Finance
•	Legal, Ethics, & Compliance
•	External Affairs
•	Human Resources

2007 Annual Incentive Plan

Eligible employees in each of these Business Units will have part of their AIP performance measured by the success of their respective Business Unit.  The Business Unit Performance Goals consist of specific goals with respect to financial performance and other defined performance goals.

Business Unit goals will be weighted according to the table below

Business Unit	Measures	Weight
Distribution Ops	EBIT	60%
	Operational Measures: Safety, reliability, customer growth, project milestones, etc.	40%
Pivotal	EBIT	30%
	Safety & reliability	10%
	Project milestones	60%
Services	Distribution Ops overall performance	45%
	Pivotal overall performance	5%
	Dept. defined service level goals	50%

Note that whereas Distribution Ops and Pivotal are measured solely upon their own performance, the Services Business Units will be measured upon a combination of the performance of Distribution Ops and Pivotal as well as performance of their own Business Unit’s goals.

Business Unit Performance Goals for 2007 have been established for each Business Unit and distributed to the Management Committee members for communication.  A separate document, the “2007 AIP Business Unit Performance Goals Exhibit,” is on file with each respective business head and the Policy Committee members.

At the end of the Performance Measurement Period (December 31, 2007), each Business Unit’s Performance Score is calculated and expressed as a percentage that can range from 0% to 200%.  Targets will equal 100% performance.  The Policy Committee will determine the exact performance score at the end of the performance period.

In determining the Business Unit Performance Score, the Policy Committee has the discretion to adjust for the effects of all or a portion of significant one-time items (whether positive or negative) affecting the score based on its review of the actual performance of the Business Unit compared to the Business Unit goals as set forth on the 2007 AIP Business Unit Performance Goals Exhibit.

Individual Performance

As noted earlier, one of the key objectives of the AIP is to provide recognition of individual contributions to the Company’s business success.  A related objective is to provide meaningful differentiation of awards. When a participant achieves superior levels of performance, the award they receive is appropriately greater than the awards received by participants with lower performance ratings.

There are two measures of individual performance.  Individual Performance Objectives (IPOs) measure individual performance against pre-set objectives - the “what is achieved” and Success Factors measure competencies demonstrated to achieve that performance - the “how it is achieved.”   Performance ratings for these two measures will be combined to determine an Individual Performance Score, which can range from 0% to 200%.  This score along with the Corporate and Business Unit Performance Scores will be used to determine Total AIP Performance Scores.  An example will be provided later in this document.

2007 Annual Incentive Plan

At the end of the Performance Measurement Period, IPO and Success Factor performance will be assessed separately using the ratings below.
•	FM (Fails to Meet)
•	PM (Partially Meets)
•	SM (Successfully Meets)
•	ME (Meets and Exceeds)
•	SE (Significantly Exceeds)

The two ratings (for IPO and Success Factor performance) will be combined to calculate an Individual Performance Score.

The expected distribution across the Company for the Individual Performance Score ratings is as follows:
•	FM (<5%)
•	PM (20-30%)
•	SM (40-60%)
•	ME (20-30%)
•	SE (<10%)

Rating integrity within each functional area and Business Unit is the responsibility of each manager.  Rating integrity across functions and Business Units will be the responsibility of the Management Committee.

The Individual Performance Score will be a composite of the IPO and the Success Factor ratings.  Once the ratings for each have been determined, the Individual Performance Score will be derived from the matrix below.

			Individual Performance (50%)
S	F		FM	PM	SM	ME	SE
U	A	FM	0%	0%	0%	0%	0%
C	C	PM	0%	10% - 35% - 60%	65% - 75% - 85%	90% - 100% - 110%	115% - 125% - 135%
C	T	SM	0%	65% - 75% - 85%	90% - 100% - 110%	115% - 125% - 135%	140% - 150% - 160%
E	O	ME	0%	90% - 100% - 110%	115% - 125% - 135%	140% - 150% - 160%	165% - 175% - 185%
S	R	SE	0%	115% - 125% - 135%	140% - 150% - 160%	165% - 175% - 185%	190% - 195% - 200%
S
(50%)

The table weights IPO scores at 50% of the total and the Success Factor score at 50% of the total.  This score is used with the Corporate and Business Unit Performance Scores based upon each participant’s  tier to determine individual AIP awards.

Participants may be scored according to the range within the corresponding cell.  The range may be used to increase or decrease the final score based upon actual performance.  The Policy Committee will be provided with a budget for IPS dollars based upon the central or budget scores within each cell (as indicated in red) to ensure the aggregate scores remain within budget.  This budget will be determined by applying the 2006 IPS ratings to the 2007 targeted Individual Performance earnings.

Participants who receive a “Fails to Meet” (FM) rating on either the Success Factor rating or the IPO rating will not be eligible for an incentive award regardless of Corporate and Business Unit performance.

Q.	How will the Corporate Performance Score, Business Unit Performance Score and Individual Performance Score be weighted?

A.
Because participants have different levels of impact on each of the measures, the AIP will weight each factor differently for different categories of participants.  This provides a better “line of sight” to performance at each participant’s level in the organization.

2007 Annual Incentive Plan

Award Weighting Factors

The Performance Measures for Corporate, Business Unit and Individual Performance are weighted so that some Performance Measures affect the Total AIP Performance Score more than others.  Weighting factors are expressed as percentages.  The total weight of all of the Performance Measures always equals 100%.

The following table shows tiers of participation and the corresponding weight of Corporate, Business Unit and Individual Performance.

Tier	Corporate Score	Business Unit Score	Individual Score
Policy Committee Officers*	75%	0%	25%
Tier 2 Officers	40%	35%	25%
Tiers 3 – 4 Officers	30%	35%	35%
Grades M – O	25%	30%	45%
Grades K – L	20%	30%	50%
Grade J and below (Union ** & non-union)	0%	30%	60%

* The Policy Committee Officers participate in the Executive Performance Incentive Program as approved by AGL Resources’ shareholders.  It mirrors the corporate EPS portion of the AIP, but is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code and is subject to the review of the Compensation and Management Development Committee of the Board of Directors.
**Subject to the express terms of the relevant CBA.

Q.           What are the Target Awards?

A.
Target Awards are expressed as a percentage of each participant’s Annual Rate and represent the potential amount that each participant will have the opportunity to earn as incentive compensation if the Total AIP Performance Score is 100%.  The actual award received, if any, may be greater or less than the Target Award depending on the level of Corporate, Business Unit, and Individual Performance.

The following table shows salary grades and corresponding Target Awards.

AGL Resources’ Salary Grade	Target Award (% of Annual Rate)
Eligible Bargaining Unit Employees	5%
A-F	5%
G & H	6%
I	8%
J	10%
K	12%
L	14%
M	17%
N	21%
O	25%
Officers	Individually determined

Note that Target Awards will be prorated if a change in assignment occurs mid-year.

Q.           How is the AIP award calculated?

A.
The calculation of AIP award begins with a participant’s Annual Rate of pay multiplied by their Target Award.  A formula is then applied which includes the Corporate, Business Unit, and Individual Performance Scores weighted according to the participation tier.  The examples below illustrate this calculation.

2007 Annual Incentive Plan

Annual Rate

For exempt employees, Annual Rate is the earned base pay during the Performance Measurement Period as an eligible participant.

For nonexempt employees, Annual Rate is the earned base pay plus total overtime, shift differential pay and other designated pay premiums earned as an eligible participant during the Performance Measurement Period.

Therefore, Annual Rate will exclude periods when on unpaid leave or otherwise inactive or ineligible.

AIP Award Calculation Examples

At the end of the Performance Measurement Period (December 31, 2007), the AIP award is calculated based on Annual Rate, Target Award, and Total AIP Performance Score.

In the two examples below, an AIP award is calculated using different sets of assumptions for “Mary” and “John.”

Example “A” - MARY
•	Mary is an active employee of AGL Resources for all of 2007 in Chattanooga Gas Company.
•	Mary’s annual salary on January 1, 2007 was $75,000, but she received a salary increase on February 1 to $80,000 which continued through the rest of the year
•	Mary was in the same position throughout 2007
o	Position grade is K
o	Target Award is 12%
•	Mary did not have any leave or inactive status periods during the year
•	Performance Scores
o	Company’s EPS = $2.80
o	Business Unit Performance Score = 95%
o	Mary’s Success Factor rating is SM and her IPO rating is ME

Step 1– Determine performance scores for each element – Corporate, Business Unit and Individual

•	Corporate Performance Score
Corporate result: EPS = $2.80
From the table, EPS at $2.80 = Corporate Performance Score of 100%

Earnings Per Share Goal*	Corporate Performance Score
$2.65 **	0%
$2.70*	50%
$2.75	75%
$2.80	100%
$2.85	150%
$2.98	200%

* For the purposes of the 2007 AIP, net income and the resulting EPS will be adjusted to reflect the effect of economic value created by the Company’s wholesale business unit, but not yet reflected in GAAP earnings reported for the year.

**The Company must meet or surpass $2.65 EPS(the corporate financial performance threshold), for the year ending December 31, 2007  for any corporate or business unit payment to be made.  Corporate payouts between 0% and 50% will be interpolated for EPS results between $2.65 and $2.70.  Payout for IPO performance when EPS is below $2.65 will require Compensation Committee approval.

2007 Annual Incentive Plan

The Corporate Performance Score of 100% will be entered into the Total AIP Performance Score calculation in Step 3.

•	Business Unit Performance Score
The Business Unit Performance Score of 95% will be entered into the Total AIP Performance Score calculation in Step 3.

•	Individual Performance Score
Using the matrix provided, Mary’s Success Factor rating (SM) and IPO rating (ME) combine to produce an Individual Performance Score of 125%.  However, her manager received approval to increase Mary’s score to 135%.

			Individual Performance (50%)
S	F		FM	PM	SM	ME	SE
U	A	FM	0%	0%	0%	0%	0%
C	C	PM	0%	10% - 35% - 60%	65% - 75% - 85%	90% - 100% - 110%	115% - 125% - 135%
C	T	SM	0%	65% - 75% - 85%	90% - 100% - 110%	115% - 125% - 135%	140% - 150% - 160%
E	O	ME	0%	90% - 100% - 110%	115% - 125% - 135%	140% - 150% - 160%	165% - 175% - 185%
S	R	SE	0%	115% - 125% - 135%	140% - 150% - 160%	165% - 175% - 185%	190% - 195% - 200%
S
(50%)

The Individual Performance Score of 135% will be entered in the Total AIP Performance Score calculation in Step 3.

Step 2– Annual Rate
Annual rate will be the annualized earnings earned during the performance period.  In Mary’s case, this will amount to her annual salary of $75,000 for one month (1/12 x $75,000 = $6,250), and her annual salary of $80,000 for the remaining eleven months (11/12 x $80,000 = $73,333).  Her final annual rate will be $79,583

The Annual Rate of $79,583 will be entered in the award calculation formula in Step 4.

Step 3– Calculation of Total AIP Performance Score

Measure	Weighting	Performance Score	Weighted Performance
Corporate	20%	100%	20% x 100% = 20%
Business Unit	30%	95%	30% x 95% = 28.5%
Individual	50%	135%	50 x 135% = 67.5%
Total AIP Performance Score			20% + 28.5% + 67.5% = 116%

Step 4 - Award Calculation
Multiply Mary’s Annual Rate ($79,583) times her target award percentage (12%) and her Total AIP Performance Score (116%).

AIP Award = $79,583 x 12% x 116% = $11,077.95

2007 Annual Incentive Plan

Example “B” - JOHN
•	John is an active employee of AGL Resources Services Company for all of 2007, except for one month (April) when he was on unpaid leave
•	For the first 40 weeks of the performance measurement period, John was in a grade F position with a target award of 5%
•	He works in the Controller’s organization in Atlanta; The Finance AGSC Business Unit Performance was 105%
•
His annual salary on January 1 was $38,000 but he received an increase on October 1 when he was promoted to a grade G having a 6% target award.  His annual salary for the rest of the year was $41,000. John was at the 6% target award level for the remaining 12 weeks of the performance period.

•	He earned $2,750 in overtime during 2007 while in grade F
•	Company’s EPS = $2.75
•	John’s Success Factor rating is ME and his IPO rating is SE

Step 1– Determine performance scores for each element – Corporate and Individual

•	Corporate Performance Score
Corporate result: EPS = $2.75
From the table, EPS at $2.75 = Corporate Performance Score of 75%

Earnings Per Share Goal*	Corporate Performance Score
$2.65 **	0%
$2.70*	50%
$2.75	75%
$2.80	100%
$2.85	150%
$2.98	200%

* For the purposes of the 2007 AIP, net income and the resulting EPS will be adjusted to reflect the effect of economic value created by the Company’s wholesale business unit, but not yet reflected in GAAP earnings reported for the year.

**The Company must meet or surpass $2.65 EPS(the corporate financial performance threshold), for the year ending December 31, 2007  for any corporate or business unit payment to be made.  Corporate payouts between 0% and 50% will be interpolated for EPS results between $2.65 and $2.70.  Payout for IPO performance when EPS is below $2.65 will require Compensation Committee approval.

The Performance Score of 75% will be entered into the Total AIP Performance Score calculation in Step 3.

•	Business Unit Performance Score
The Business Unit performed at 105% of their target.  So the Business Unit Performance Score of 105% will be entered in the Total AIP Performance Score calculation in Step 3.

•	Individual Performance Score
John’s Success Factor rating (ME) and IPO rating (SE) combine to produce an Individual Performance Score of 175% in the matrix example.  In John’s case, his manager received approval to increase his payout to 185% which will be entered in the Total AIP Performance Score calculation in Step 3.

2007 Annual Incentive Plan

			Individual Performance (50%)
S	F		FM	PM	SM	ME	SE
U	A	FM	0%	0%	0%	0%	0%
C	C	PM	0%	10% - 35% - 60%	65% - 75% - 85%	90% - 100% - 110%	115% - 125% - 135%
C	T	SM	0%	65% - 75% - 85%	90% - 100% - 110%	115% - 125% - 135%	140% - 150% - 160%
E	O	ME	0%	90% - 100% - 110%	115% - 125% - 135%	140% - 150% - 160%	165% - 175% - 185%
S	R	SE	0%	115% - 125% - 135%	140% - 150% - 160%	165% - 175% - 185%	190% - 195% - 200%
S
(50%)

Step 2– Annual Rate
John’s annual rate will be the aggregate of earnings including base pay, overtime, shift differential, and any other designated pay premiums earned during the performance period.  For illustration purposes, John’s annual rate is approximated below:

Annual salary of $38,000 for nine months (excluding one month on inactive status) = $25,333
Overtime earnings during 2006 = $2,750 while in the grade F position
Annual Rate for the first 9 months = $25,333 + $2,750 = $28,083
Annual salary of $41,000 for three months = $10,250
The annual rate of $38,333 ($28,083 + $10,250) will be entered into the award calculation in Step 4 with his respective Target Award.

Step 3– Calculation of Total AIP Performance Score
The Corporate EPS result of $2.79 means AIP payments can be made.

Measure	Weighting	Performance Score	Weighted Performance
Corporate	10%	75%	10% x 75% = 7.5%
Business Unit	30%	105%	30% x 105% = 31.5%
Individual	60%	185%	60% x 185% = 111%
Total AIP Performance Score			7.5% + 31.5% + 111% = 150%

Step 4 - Award Calculation
Multiply John’s Annual Rate ($38,333) times his Target Award percentages (5% and 6%) times the proration factor and his Total AIP Performance Score (150%).

AIP Award = ($38,333 x 5% x 40/52) + (38,333 x 6% x 12/52) x 150% = ($1,474.35 + $530.76) x 150% = $3,007.67

Q.        What is the timing for payment of AIP awards?

A.	The current AIP Performance Measurement Period is January 1, 2007 through December 31, 2007.

Payment of awards, if any, will occur as soon as administratively practicable during the first quarter of fiscal 2008, but not later than March 15, 2008.

Q.	What about new hires during the Performance Measurement Period?

A.
Participants must be employed by September 30, 2007 to be eligible to participate in the AIP.  Awards for participants hired between January 1, 2007 and September 30, 2007 will be prorated based upon the number of months employed as an eligible employee during the Performance Measurement Period.  Employees who have an agreement with the Company that specifies another arrangement during the Performance Measurement Period, the terms of the agreement with the Company will govern the terms of the AIP award.

2007 Annual Incentive Plan

Q.	What about a change in status during the Performance Measurement Period?

A.	A change in status can affect an award in the following ways:

Eligible participants who change incentive targets during the Performance Measurement Period will receive a prorated incentive based on the week in which the target change becomes effective.  For instance, if a participant is at a grade level with a target award of 5% for 14 weeks and then is promoted to a grade with a target of 6% for the remainder of the year, the 5% target will be prorated by 14/52 and the 6% target will be prorated by 38/52 in the award calculation.

Changes in Business Unit during the Performance Measurement Period will not be tracked.  Only year-end Business Unit performance will be used to determine the Business Unit Performance Score used in calculating awards.  Partial year performance will not be measured.

Employees are not eligible to participate in multiple annual cash incentive plans simultaneously.  Participants in plans other than AIP who transfer into the AIP during the Performance Measurement Period will receive a prorated payment, as earned under the AIP, based on the effective date of the transfer. Payments, if any, under the other incentive plan will be pursuant to the terms of the Plan.  Managers of transferring employees should complete performance review forms at the time of transfer and provide a copy to the employee’s new manager.

Retirement – Employees who retire from active status on or before the date that any awards are paid (i.e., the date that award payments are distributed), under the terms of the AGL Resources Retirement Plan or any other retirement plan approved by the Board of Directors for that purpose, will be eligible for payment of an award.  The award, if any, will be prorated based upon the earnings received while working as an active employee during the Performance Measurement Period.

Death or Long-Term Disability – Employees who terminate due to death or who are placed on Long-Term Disability (LTD) under AGL Resources’ LTD Plan during the Performance Period, are considered eligible for a prorated payment based upon the earnings received while working as an active employee during the Performance Period.  Awards are paid at the end of the Performance Period to either the employee or, in the case of death, the employee’s estate.

Resignation, Severance or Discharge– Employees who resign or are discharged on or before the date when awards are paid (i.e., the date that payment amounts are actually distributed),will not be eligible for payment of an award, even if severance, if any, extends past that date, unless otherwise provided by law.

Leaves of Absence
•
Eligible participants who experience an approved leave of absence during the plan year will be eligible to receive their incentive based on their annual rate, award target level and performance achieved during the Performance Measurement Period.

•	Eligible participants on military leave will receive payment of the award according to AGL Resources’ military leave policy.

Q.        What is the effect of the AIP award on other benefits?

A.
AIP awards count as compensation for the Retirement Savings Plus (RSP) Plan and the Nonqualified Savings Plan (NSP).  Awards also count as compensation for participants subject to the Career Average Earnings formula under the AGL Resources’ Retirement Plan, but do not count as compensation for participants subject to the Final Average Earnings formula under the AGL Resources’ Retirement Plan.

2007 Annual Incentive Plan

Q.        Who administers the AIP?

A.
The AIP will be administered by the Policy Committee of the Company.  Except as otherwise set forth in this document, no person, other than members of the Policy Committee, will have any discretion concerning decisions affecting the AIP.

The Policy Committee will have the authority to interpret the AIP and establish such rules and regulations as it deems necessary or advisable for the proper administration of the AIP, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives and goals of the AIP, including adjusting individual awards as it deems necessary or advisable.  Each determination or other action made or taken by the Policy Committee pursuant to the AIP, including interpretation of the AIP and the specific conditions and provisions of the awards granted hereunder, will be final and conclusive for all purposes and upon all persons.

The Compensation and Management Development Committee of the Company’s Board of Directors will have the sole authority to determine and certify the corporate performance, following the end of the Performance Measurement Period.

Q.         Are awards under the AIP intended to qualify under Section 162(m)?

A.
In order to qualify for the exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, awards must be issued under a plan that has been approved by shareholders. As a result, awards granted to “Covered Persons,” as that term is defined under Section 162(m), and intended to qualify as “qualified performance-based compensation” will be granted under the Company’s Executive Performance Incentive Plan, or a successor to such plan.  However, to the extent permitted under Section 162(m), the awards granted under the Corporate portion of the Plan to such Covered Persons will be calculated in the same manner as Awards issued pursuant to this AIP.

Q.        Does participation in the AIP create employment rights for participants?

A.
The AIP does not constitute a contract of employment and participation in the AIP will not give a Participant the right to continue in the employ of the Company on a full-time, or any other basis.  Participation in the AIP will not give any participant any right or claim to any benefit under the AIP, unless such right or claim has specifically been granted by the Policy Committee under the terms of the AIP.

Q.        By what law is the AIP governed?

A.	The AIP and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Georgia, to the extent not preempted by federal law, and construed accordingly.

Q.        What is the source of the funds required to pay benefits under the AIP?

A.        The funds used to pay AIP benefits will be paid from the Company’s general assets.

Q.        Will taxes be withheld from awards?

A.	Awards are considered “supplemental” income and are subject to federal and state income tax withholding, as well as the employee portion of social security (FICA) and Medicare taxes.

Q.        Can the Company amend or terminate the AIP?

A.        The Company reserves the right to amend or terminate the AIP at any time at its discretion.